                                                                    Exhibit 4.27

================================================================================

                        CONNECTICUT DEVELOPMENT AUTHORITY

                                       AND

                          THE CONNECTICUT WATER COMPANY

                               ------------------
                                 LOAN AGREEMENT
                               ------------------

                           DATED AS OF AUGUST 1, 2004

                        CONNECTICUT DEVELOPMENT AUTHORITY
               $5,000,000 WATER FACILITIES REFUNDING REVENUE BONDS
             (THE CONNECTICUT WATER COMPANY PROJECT - 2004A SERIES)

================================================================================

                                                                    Exhibit 4.27

                                TABLE OF CONTENTS

                                                                                                                       Page
PREAMBLE ........................................................................................................        1

                                                         ARTICLE I
                                               DEFINITIONS AND INTERPRETATION

   Section 1.1. Definitions......................................................................................        4
   Section 1.2. Interpretation...................................................................................       11

                                                         ARTICLE II
                                               REPRESENTATIONS AND WARRANTIES

   Section 2.1. Representations by the Authority.................................................................       13
   Section 2.2. Representations by the Borrower..................................................................       14

                                                        ARTICLE III
                                                          THE LOAN

   Section 3.1. Loan Clauses.....................................................................................       17
   Section 3.2. Other Amounts Payable............................................................................       18
   Section 3.3. Manner of Payment................................................................................       18
   Section 3.4. Obligation Unconditional.........................................................................       18
   Section 3.5. Securities Clauses...............................................................................       19
   Section 3.6. Issuance of Bonds................................................................................       19
   Section 3.7. Effective Date and Term..........................................................................       19
   Section 3.8. Interest Rate Determination Method...............................................................       19
   Section 3.9. No Additional Bonds..............................................................................       19

                                                         ARTICLE IV
                                                        THE PROJECT

   Section 4.1. Completion of the Project........................................................................       20
   Section 4.2. Borrower Contribution............................................................................       20
   Section 4.3. No Warranty Regarding Condition, Suitability or Cost of Project..................................       20
   Section 4.4. Taxes............................................................................................       20
   Section 4.5. Insurance........................................................................................       21
   Section 4.6. Compliance with Law..............................................................................       22
   Section 4.7. Maintenance and Repair...........................................................................       22
   Section 4.8. Disposition of Project Realty by Borrower........................................................       22
   Section 4.9. Leasing of the Project Realty and the Project Equipment..........................................       22
   Section 4.10. Project Equipment...............................................................................       23

                                                         ARTICLE V
                                            CONDEMNATION DAMAGE AND DESTRUCTION

   Section 5.1. No Abatement of Payments Hereunder...............................................................       24
   Section 5.2. Project Disposition Upon Condemnation, Damage or Destruction.....................................       24
   Section 5.3. Application of Net Proceeds of Insurance or Condemnation.........................................       24

                                                                    Exhibit 4.27

                                                         ARTICLE VI
                                                         COVENANTS

   Section 6.1. The Borrower to Maintain its Corporate Existence; Conditions under which Exceptions Permitted....       26
   Section 6.2. Indemnification, Payment of Expenses, and Advances...............................................       26
   Section 6.3. Incorporation of Tax Regulatory Agreement; Payments Upon Taxability..............................       29
   Section 6.4. Public Purpose Covenants.........................................................................       29
   Section 6.5. Further Assurances and Corrective Instruments....................................................       30
   Section 6.6. Covenant by Borrower as to Compliance with Indenture.............................................       30
   Section 6.7. Assignment of Agreement or Note..................................................................       30
   Section 6.8. Inspection.......................................................................................       30
   Section 6.9. Default Notification.............................................................................       30
   Section 6.10. Covenant Against Discrimination.................................................................       31
   Section 6.11. Covenant to Provide Disclosure..................................................................       31
   Section 6.12. Covenant Against Issuing Additional Debt Secured by the Mortgage................................       31

                                                        ARTICLE VII
                                               EVENTS OF DEFAULT AND REMEDIES

   Section 7.1. Events of Default................................................................................       32
   Section 7.2. Remedies on Default..............................................................................       33
   Section 7.3. Remedies on Public Purpose Default...............................................................       33
   Section 7.4. No Duty to Mitigate Damages......................................................................       35
   Section 7.5. Remedies Cumulative..............................................................................       35

                                                        ARTICLE VIII
                                                   PREPAYMENT PROVISIONS

   Section 8.1. Optional Prepayment..............................................................................       36
   Section 8.2. Notices and Sources of Prepayment................................................................       37
   Section 8.3. Mandatory Prepayment on Taxability...............................................................       37

                                                         ARTICLE IX
                                            CREDIT FACILITY; LIQUIDITY FACILITY

   Section 9.1. Substitute Credit Facility.......................................................................       38
   Section 9.2. Substitute Liquidity Facility....................................................................       38

                                                         ARTICLE X
                                                          GENERAL

   Section 10.1. Indenture.......................................................................................       40
   Section 10.2. Benefit of and Enforcement by Credit Facility Provider and Bondholders..........................       40
   Section 10.3. Force Majeure...................................................................................       40
   Section 10.4. Amendments......................................................................................       41
   Section 10.5. Notices.........................................................................................       41
   Section 10.6. Prior Agreements Superseded.....................................................................       41
   Section 10.7. Execution of Counterparts.......................................................................       41
   Section 10.8. Time............................................................................................       41
   Section 10.9. Separability of Invalid Provisions..............................................................       41
   Section 10.10. Third Party Beneficiaries......................................................................       41

                                                                    Exhibit 4.27

   Section 10.11. Governing Law..................................................................................       42

APPENDICES
         Appendix A - Form of Promissory Note
         Appendix B - Description of Project Realty and Project Equipment

                                                                    Exhibit 4.27

                        CONNECTICUT DEVELOPMENT AUTHORITY

                          THE CONNECTICUT WATER COMPANY

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT, made and dated as of August 1, 2004, by and between the CONNECTICUT DEVELOPMENT AUTHORITY, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, and THE CONNECTICUT WATER COMPANY, a corporation organized and existing under the laws of the State of Connecticut,

                                WITNESSETH THAT:

      WHEREAS, the State Commerce Act, constituting Connecticut General Statutes, Sections 32-1a through 32-23zz, as amended (the "Act"), declares that there is a continuing need in the State (1) for industrial development and activity to provide and maintain employment and tax revenues and to control, abate and prevent pollution to protect the public health and safety, (2) for the development of recreation facilities to promote tourism, provide and maintain employment and tax revenues, and promote the public welfare, (3) for the development of commercial and retail sales and service facilities in urban areas to provide and maintain construction and permanent employment and tax revenues, to improve conditions of deteriorated physical development, slow economic growth and eroded financial health of the public and private sectors in urban areas and to revitalize the economy of urban areas, and (4) for assistance to public service businesses providing transportation and utility services in the State, and that the availability of financial assistance and suitable facilities are important inducements to industrial and commercial enterprises to remain or locate in the State and to provide industrial, recreation, urban and public service projects; and

      WHEREAS, the Act provides that (1) the term "project" as used therein means any facility, plant, works, system, building, structure, utility, fixture or other real property improvement located in the State, and the land on which it is located or which is reasonably necessary in connection therewith, which is of a nature or which is to be used or occupied by any person for purposes which would constitute it as an economic development project, recreation project, urban project, public service project or health care project, and any real property improvement reasonably related thereto, and (2) a project may also include or consist exclusively of machinery, equipment or fixtures; and

      WHEREAS, the Act provides that the Authority shall have power to determine the location and character of, and extend credit or make loans to any person for the planning, designing, acquiring, improving and equipping of, a project which may be secured by loan, lease or sale agreements, contracts and other instruments, upon such terms and conditions as the Authority shall determine to be reasonable, to require the inclusion in any contract, loan agreement or other instrument of such provisions for the construction, use, operation, maintenance and financing of the project as the Authority may deem necessary or desirable, to issue its bonds for such purposes, subject to the approval of the Treasurer of the State, and, as security for the payment of the principal or redemption price, if any, of and interest on any such

                                                                    Exhibit 4.27

bonds, to pledge or assign such a loan, lease or sale agreement and the revenues and receipts derived by the Authority from such a project; and

      WHEREAS, the Authority has heretofore issued and sold $5,000,000 of its Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project
- 1993A Series) (all of which were outstanding as of the date of this Loan Agreement) (the "Prior Obligations"), the proceeds of which were used to refund in full the Authority's Water Facilities Revenue Bonds (The Connecticut Water Company Project - 1988 Series) (the "1988 Bonds"), the proceeds of which were used to finance various capital improvements constituting a portion of the Borrower's existing water system (the "Project"); and

      WHEREAS, the Authority has by a resolution adopted June 18, 2003 authorized the issuance of $5,000,000 principal amount of its Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004A Series) for the purpose of refunding in full the Prior Obligations; and

      WHEREAS, pursuant to such resolution the Bonds (as hereinafter defined) are to be secured by an Indenture of Trust of even date herewith, by and between the Authority and U.S. Bank National Association, as Trustee; and

      WHEREAS, the Bonds shall be special obligations of the Authority, payable solely from the revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds; and

      WHEREAS, the Authority proposes with the proceeds of the Bonds to make a loan to the Borrower and the Borrower proposes to borrow such proceeds from the Authority for the purpose of refunding the Prior Obligations issued by the Authority to refund the 1988 Bonds, which 1988 Bonds were issued to finance the acquisition, construction and installation of the Project; and

      WHEREAS, the Borrower acknowledges that the Authority is providing refinancing for the Project in furtherance of the Authority's corporate purposes under the Act, that the accomplishment of these purposes is dependent upon the compliance of the Borrower with its covenants contained in this Agreement, that the Authority has a resulting interest in the Project, and that the Borrower's use of and interest in the Project as provided hereby are in furtherance of the discharge of a public purpose; and

      WHEREAS, the Connecticut Department of Public Utility Control (the "DPUC") has approved the issuance of the Note;

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, covenants and agreements herein set forth, the Authority and the Borrower, each binding itself, its successors and assigns, do mutually promise, covenant and agree as follows (provided that in the performance of the agreements of the Authority herein contained, any obligation it may incur for the payment of money shall not be an obligation, debt or liability of the State or any municipality thereof and neither the State nor any municipality thereof shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the

                                                                    Exhibit 4.27

revenues or other receipts, funds or monies to be derived by the Authority under this Agreement or the Indenture and from any amounts otherwise available under the Indenture for the payment of the Bonds):

                                                                    Exhibit 4.27

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

      SECTION 1.1. DEFINITIONS. For the purposes of this Agreement, the following words and terms shall have the respective meanings set forth as follows, and any capitalized word or term used but not defined herein is used as defined in the Indenture:

      "Act" means the State Commerce Act, constituting Connecticut General Statutes, Sections 32-la through 32-23zz, as amended.

      "Agreement" means this Loan Agreement and any amendments and supplements hereto.

      "Authority" means the Connecticut Development Authority, a body corporate and politic constituting a public instrumentality and political subdivision of the State of Connecticut, duly organized and existing under the laws of the State, and any body, board, authority, agency or other political subdivision or instrumentality of the State which shall hereafter succeed to the powers, duties and functions thereof.

      "Authorized Representative" means, in the case of the Authority, the Chairman or Vice Chairman, the President, the Executive Vice President, Deputy Director or any Senior Vice President or any Vice President thereof, in the case of the Borrower, the Chairman, the President and Chief Executive Officer, the Vice-President-Chief Financial Officer and Treasurer, and any Vice President, Assistant Treasurer or Secretary and, in the case of the Bank, when used with reference to any act or document, a Senior Vice President, Vice President or any other person authorized to perform such act or sign such document by or pursuant to a resolution of the governing body of the Bank, and, when used with reference to the performance of any act, the discharge of any duty or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document.

      "Bank" means Citizens Bank of Rhode Island and its successors and assigns.

      "Beneficial Owner" shall have the meaning specified in Section 2.8 of the Indenture. If any person claims to the Trustee to be a Beneficial Owner, for purposes of Section 2.9(C) of the Indenture, such person shall prove such claim to the satisfaction of the Trustee with such documentation and signature guaranties as the Trustee may request and shall be responsible for and pay any costs associated with such claim.

      "Bonds" means the $5,000,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004A Series) authorized and issued pursuant to Section 2.3 of the Indenture.

      "Bond Counsel" means Winston & Strawn LLP or such other nationally recognized bond counsel selected by the Authority and reasonably satisfactory to the Borrower and the Trustee.

      "Borrower" means (i) The Connecticut Water Company, a corporation organized and existing under the laws of the State of Connecticut, and its successors and assigns and (ii) any surviving, resulting or transferee corporation as provided in Section 6.1 hereof.

                                                                    Exhibit 4.27

      "Borrower Bonds" means Bonds that have been purchased by the Borrower in accordance with Section 3.1(E) of this Agreement.

      "Business Day" means any day (i) that is not a Saturday or Sunday, (ii) that is a day on which banks located in Hartford, Connecticut and New York, New York are not required or authorized to remain closed, (iii) that is a day on which banking institutions in the cities in which the principal offices of the Trustee, the Credit Facility Provider, the Liquidity Facility Provider, the Paying Agent and the Remarketing Agent are located and are not required or authorized to remain closed and (iv) that is a day on which the New York Stock Exchange, Inc. is not closed.

      "Code" means the Internal Revenue Code of 1986, as amended and regulations promulgated thereunder.

      "Credit Facility" means the Letter of Credit that provides for the payment of principal of and interest on the Bonds and any Substitute Credit Facility delivered pursuant to Section 3.11 of the Indenture.

      "Credit Facility Documents" means the Credit Facility, the Reimbursement Agreement and any documents, agreements and/or instruments (including any security documents) executed and/or delivered in connection with the issuance of the Bonds.

      "Credit Facility Provider" means the Initial Credit Facility Provider as issuer of the Letter of Credit for the Bonds and any Substitute Credit Facility Provider which issues a Substitute Credit Facility pursuant to Section 3.11 of the Indenture.

      "Debt Service Fund" means the special trust fund so designated, established pursuant to Section 5.1 of the Indenture.

      "DTC" or "The Depository Trust Company" shall mean the limited-purpose trust company organized under the laws of the State of New York which shall act as securities depository for the Bonds, and any successor thereto.

      "Determination of Taxability" means with respect to the Bonds (1) a ruling by the Internal Revenue Service, (2) the receipt by the owner of any of the Bonds from the Internal Revenue Service of a notice of assessment and demand for payment and (provided the Borrower has been afforded the opportunity to participate at its own expense in all appeals and proceedings to which such owner of the Bonds is a party relating to such assessment and demand for payment) the expiration of the appeal period provided therein if no appeal is taken or, if an appeal is taken by such owner as provided in Section 6.3 of this Agreement within the applicable appeal period which has the effect of staying the demand for payment, a final unappealable decision by a court of competent jurisdiction, or (3) the admission in writing by the Borrower, in any case to the effect that the interest on any Bonds is includable in the gross income for federal income tax purposes (other than for purposes of any alternative minimum tax, environmental tax or foreign branch profits tax) of an owner or former owner thereof, other than for a period during which such owner or former owner is or was a "Substantial User" of the Project financed by such Bonds or a "Related Person" as such terms are defined in the Code. For purposes of this definition, the term owner means the Beneficial Owner of the Bonds so long as the Book-Entry System is in effect.

                                                                    Exhibit 4.27

      "DPUC" means the State Department of Public Utilities Control.

      "Disclosure Agreement" means the agreement by and between the Borrower and U.S. Bank National Association, as dissemination agent, to be entered into upon conversion of the Bonds to Fixed Rate Bonds, providing for the provision of certain information relating to the Borrower, the Project and the Bonds, or any similar agreement or undertaking satisfying the requirements of Rule 15c2-12 of the Securities Exchange Act of 1934, as amended and supplemented from time to time.

      "Event of Default" means an Event of Default as defined in subsection 7.1 hereof.

      "Favorable Opinion of Bond Counsel" means an opinion of Bond Counsel addressed to the Authority, the Credit Facility Provider and the Trustee to the effect that the action proposed to be taken is not prohibited by the laws of the State or the Indenture and will not adversely affect any exclusion of interest on the Bonds from gross income for federal income tax purposes.

      "Financing Documents" (1) when used with respect to the Borrower, means this Agreement, the Tax Regulatory Agreement, the Note, the Disclosure Agreement and the general certificate of the Borrower delivered in connection with the issuance of the Bonds, but shall not include the Mortgage, and (2) when used with respect to the Authority, means any of the foregoing documents and agreements to which the Authority is a direct party. The Financing Documents do not include any documents or agreements to which the Borrower is not a direct party, including the Bonds or the Indenture.

      "Fitch" means Fitch, Inc., a corporation organized and existing under the laws of the State of New York, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, at the direction of the Borrower, by notice to the Trustee and the Borrower.

      "Indenture" means the Indenture of Trust relating to the Bonds, of even date herewith, by and between the Authority and the Trustee, together with all indentures supplemental thereto made and entered into in accordance therewith.

      "Initial Credit Facility Provider" means the Bank.

      "Initial Liquidity Facility Provider" means the Bank.

      "Interest Payment Date" means each date on which interest on the Bonds shall become due, which shall be any date on which Bonds are to be mandatorily tendered pursuant to Sections 2.10, 2.11 or 2.12 of the Indenture, on any Interest Mode Adjustment Date, at maturity, and: (i) as to Bonds in the Daily Mode, the first Business Day of each month; (ii) as to Bonds in the Weekly Mode, the first Wednesday of each month (or the immediately preceding Business Day if such Wednesday is not a Business Day); (iii) as to Bonds in the Flexible Mode, the day immediately succeeding the last day of a Flexible Period; (iv) with respect to Purchased Bonds, the first Business Day of each month and each date Purchased Bonds are remarketed pursuant to Section 2.20 of the Indenture; and
(v) with respect to Fixed Rate Bonds, January 1 and July 1,

                                                                    Exhibit 4.27

commencing on the January 1 or July 1 next following the Fixed Rate Date, and the dates of redemption or maturity of such Bonds.

      "Letter of Credit" means the irrevocable direct-pay letter of credit issued by the Bank for the benefit of the Trustee, and serving as both the Credit Facility and the Liquidity Facility for the Bonds.

      "Liquidity Facility" means the Letter of Credit that provides for the payment of the Purchase Price of Bonds tendered or deemed tendered, and any Substitute Liquidity Facility then in effect delivered pursuant to Section 3.12 of the Indenture.

      "Liquidity Facility Documents" means the Liquidity Facility, the Reimbursement Agreement and any documents, agreements and/or instruments (including any security documents) executed and/or delivered in connection with the issuance of the Bonds.

      "Moody's" means Moody's Investors Services, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority, at the direction of the Borrower, by notice to the Trustee and the Borrower.

      "Mortgage" means the Indenture of Mortgage and Deed of Trust, dated as of June 1, 1956, between the Borrower and U.S. Bank National Association (successor to The Connecticut Bank and Trust Company), as Mortgage Bond Indenture Trustee, as amended as of the date hereof and as may be amended hereafter.

      "Mortgage Bond Indenture Trustee" means U.S. Bank National Association, acting as Mortgage Bond Indenture Trustee pursuant to the Mortgage.

      "Net Proceeds" when used with respect to any insurance or condemnation award, means the gross proceeds from such award less all expenses (including attorney's fees and expenses and any extraordinary expenses) incurred by the Trustee in the collection thereof.

      "Note" means the promissory note of the Borrower to the Authority, dated the date of initial delivery of the Bonds in the form attached as Appendix A to this Agreement, and any amendments or supplements made in conformity with this Agreement and the Indenture.

      "Outstanding", when used with reference to a Bond or Bonds, as of any particular date, means all Bonds which have been authenticated and delivered under the Indenture, except:

            (1) any Bonds canceled by the Trustee because of payment or redemption prior to maturity or surrendered to the Trustee for cancellation;

            (2) any Bond (or portion of a Bond) paid or redeemed or for the payment or redemption of which there has been separately set aside and held in the Debt Service Fund either:

                                                                    Exhibit 4.27

                  (a) monies in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such monies to such payment on the date so specified; or

                  (b) obligations of the kind described in Section 12.1 of the
            Indenture in such principal amounts, of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide monies in an amount sufficient to effect payment of the principal or applicable Redemption Price of such Bond, together with accrued interest on such Bond to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such obligations to such payment on the date so specified; or

                  (c) any combination of (a) and (b) above;

            (3) Bonds in exchange for or in lieu of which other Bonds shall have been authenticated and delivered under Article III of the Indenture; and

            (4) any Bond deemed to have been paid as provided in Section 12.1 of the Indenture.

      "Paying Agent" means any paying agent for the Bonds appointed pursuant to
Section 9.10 of the Indenture (and may include the Trustee), and its successor or successors and any other corporation which may at any time be substituted in its place in accordance with the Indenture.

      "Permitted Encumbrances" mean, as of any particular date, (i) the lien of the Mortgage, (ii) liens and encumbrances permitted by the Mortgage, (iii) liens for taxes not yet due and payable, (iv) any lien created by this Agreement and the Indenture, (v) utility, access and other easements and rights-of-way, that will not interfere with or impair the value or use of the Project as herein provided, (vi) any mechanic's, laborer's, materialman's, supplier's or vendor's lien or right in respect thereof if payment is not yet due and payable and for which statutory lien rights exist, (vii) such minor defects, irregularities, easements, and rights-of- way (including agreements with any railroad the purpose of which is to service the railroad siding) as normally exist with respect to property similar in character to the Project and which do not materially impair the value or use of the property affected thereby for the purpose for which it was acquired hereunder, and (viii) any mortgage, lien, security interest or other encumbrance to which the Authority and the Credit Facility Provider may consent as provided in Section 4.8 hereof.

      "Principal User" means any principal user of the Project within the meaning of Section 144(a)(2)(B) of the Code, including without limitation any person who is a greater-than-10-percent-owner (or if none, the person(s) who holds the largest ownership interest in the Project), lessee or user of more than 10% of the Project measured either by occupiable space or fair rental value under any formal or informal agreement or, under the particular facts and circumstances, anyone who is a principal customer of the Project. The term "principal

                                                                    Exhibit 4.27

customer" means any person, who purchases output of the Project under a contract if the percentage of output taken or to be taken by such person, multiplied by a fraction the numerator of which is the term of such contract and the denominator of which is the economic life of the Project, exceeds 10%. In the case of a person who purchases output of an electric or thermal energy, gas, water or other similar facility, such person is a principal customer if the total output purchased by such person during any one year period beginning with the date the facility is placed in service is more than 10 percent of the facility's output during each such period. Co-owners or co-lessees who are shareholders in a corporation or who are collectively treated as a partnership subject to subchapter K under section 761(a) of the Code are not treated as Principal Users merely by reason of their ownership of corporate or partnership interests.

      "Prior Obligations" means the $5,000,000 aggregate principal amount of the Authority's Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 1993A Series).

      "Project" means the Borrower's interest in the Project Realty and other interests in the real property, and in all Project Equipment wherever located and whether now owned or hereafter acquired or refinanced in whole or in part with the proceeds of the Bonds and any additions and accessions thereto, substitutions therefor and replacements, improvements, extensions and restorations thereof, described in the appendices hereto, as amended from time to time in accordance with this Agreement.

      "Project Equipment" means all personal property, goods, leasehold improvements, machinery, equipment, furnishings, furniture, fixtures, tools and attachments wherever located and whether now owned or hereafter acquired, refinanced in whole or in part with the proceeds of the Bonds, and any additions and accessions thereto, substitutions therefor and replacements thereof, including, without limitation the Project Equipment described in Appendix B hereto, as amended from time to time in accordance herewith.

      "Project Realty" means the realty and other interests in the real property refinanced in whole or in part from the proceeds of the Bonds, together with all replacements, improvements, extensions, substitutions, restorations and additions thereto which are made pursuant hereto, including without limitation, the Project Realty described in Appendix B, as amended from time to time in accordance herewith.

      "Purchase Date" means the date or dates set for purchase of Tendered Bonds pursuant to Article II of the Indenture.

      "Purchase Price" means the purchase price to be paid by the Paying Agent for Bonds (including Purchased Bonds) tendered for purchase pursuant to Article II of the Indenture, which shall be the principal amount thereof (unless such purchase is made on an Interest Payment Date, plus interest accrued from and including the last occurring Interest Payment Date to and excluding the date of such purchase).

      "Purchased Bond" means any Bond registered to the Liquidity Facility Provider or its designee or nominee, pursuant to Section 2.21 of the Indenture. A Bond shall be a Purchased Bond only for the actual period during which such Bond is registered to the Liquidity Facility

                                                                    Exhibit 4.27

Provider or its designee or nominee. Purchased Bonds shall not be subject to optional or mandatory tender for purchase, but Purchased Bonds are subject to redemption as provided the Indenture.

      "Redemption Price" means, when used with respect to a Bond or a portion thereof, the principal amount of such Bond or portion thereof plus the applicable premium, if any, payable upon redemption thereof pursuant to the Indenture.

      "Reimbursement Agreement" means, with respect to the Bonds, the Reimbursement and Credit Agreement, dated as of August 1, 2004, by and between the Borrower and the Bank, and any other reimbursement or credit agreement entered into with a Substitute Credit Facility Provider or a Substitute Liquidity Facility Provider.

      "Related Person" means, with respect to any Principal User, a person which is a related person (as defined in Section 144(a)(3) of the Code, and by reference to Sections 267, 707(b) and 1563(a) of the Code, except that 50% is to be substituted for 80% in Section 1563(a)).

      "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation or division shall be dissolved, eliminated, reorganized, or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Authority at the direction of the Borrower, by notice to the Trustee and the Borrower.

      "State" means the State of Connecticut.

      "Substantial User" means any substantial user of the Project within the meaning of Section 147(a) of the Code.

      "Substitute Credit Facility" means a Credit Facility which is issued by a Substitute Credit Facility Provider, is satisfactory to the Authority and the Borrower and is delivered pursuant to Section 3.11 of the Indenture. An extension of the term of any existing Credit Facility shall not be deemed to constitute the delivery of a Substitute Credit Facility.

      "Substitute Credit Facility Provider" means the issuer of any Substitute Credit Facility.

      "Substitute Liquidity Facility" means a Liquidity Facility which is issued by a Substitute Liquidity Facility Provider, is satisfactory to the Authority and the Borrower and is delivered pursuant to Section 3.12 of the Indenture. An extension of the term of any existing Liquidity Facility shall not be deemed to constitute the delivery of a Substitute Liquidity Facility.

      "Substitute Liquidity Facility Provider" means the issuer of any Substitute Liquidity Facility.

      "Supplemental Indenture" means any indenture supplemental to the Indenture or amendatory of the Indenture, adopted by the Authority in accordance with
Article X of the Indenture.

                                                                    Exhibit 4.27

      "Tax Incidence Date" means the date as of which interest on the Bonds becomes or became includable in the gross income of the recipient thereof (other than the Borrower or another Substantial User or Related Person) for federal income tax purposes for any cause, as determined by a Determination of Taxability.

      "Tax Regulatory Agreement" means the Tax Regulatory Agreement, dated as of the date of initial issuance and delivery of the Bonds, among the Authority, the Borrower and the Trustee, and any amendments and supplements thereto.

      "Tender Fund" means the Fund established pursuant to Section 2.19 of the Indenture.

      "Term", when used with reference to this Agreement, means the term of this Agreement determined as provided in Article III hereof.

      "Trustee" means U.S. Bank National Association, and its successor or successors hereafter appointed in the manner provided in the Indenture.

      SECTION 1.2. INTERPRETATION. In this Agreement:

            (1) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" means after, and the term "heretofore" means before, the date of this Agreement.

            (2) Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

            (3) Words importing persons include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons.

            (4) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

            (5) Nothing contained in this Agreement shall be construed to cause the Borrower to become the agent for the Authority or the Trustee for any purpose whatsoever, nor shall the Authority or the Trustee be responsible for any shortage, discrepancy, damage, loss or destruction of any part of the Project wherever located or for whatever cause.

            (6) All approvals, consents and acceptances required to be given or made by any person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

                                                                    Exhibit 4.27

            (7) All notices to be given hereunder shall be given in writing within a reasonable time unless otherwise specifically provided.

            (8) If any provision of this Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions hereof.

                                                                    Exhibit 4.27

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

      SECTION 2.1. REPRESENTATIONS BY THE AUTHORITY.

            The Authority represents and warrants that:

            (1) It is a body corporate and politic constituting a public instrumentality and political subdivision of the State, duly organized and existing under the laws of the State including the Act. The Authority is authorized to issue the Bonds in accordance with the Act and to use the proceeds thereof to refund in full the Prior Obligations and refinance the Project.

            (2) The Authority has complied with the provisions of the Act and has full power and authority pursuant to the Act to consummate all transactions contemplated by the Bonds, the Indenture and the Financing Documents.

            (3) By resolution duly adopted by the Authority and still in full force and effect, the Authority has authorized the execution, delivery and due performance of the Bonds, the Indenture and the Financing Documents, and the taking of any and all action as may be required on the part of the Authority to carry out, give effect to and consummate the transactions contemplated by this Agreement and the Indenture, and all approvals necessary in connection with the foregoing have been received.

            (4) The Bonds have been duly authorized, executed, authenticated, issued and delivered, constitute valid and binding special obligations of the Authority payable solely from revenues or other receipts, funds or monies pledged therefor under the Indenture and from any amounts otherwise available under the Indenture, and are entitled to the benefit of the Indenture. Neither the State nor any municipality thereof is obligated to pay the Bonds or the interest thereon. Neither the faith and credit nor the taxing power of the State nor any municipality thereof is pledged for the payment of the principal, and premium, if any, of and interest on the Bonds.

            (5) The execution and delivery of the Bonds, the Indenture and the Financing Documents and compliance with the provisions thereof, will not conflict with or constitute on the part of the Authority a violation of, breach of or default under its by-laws or any statute, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Authority is a party or by which the Authority is bound, or, to the knowledge of the Authority, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Authority or any of its activities or properties, and all consents, approvals, authorizations and orders of governmental or regulatory authorities which are required for the consummation by the Authority of the transactions contemplated thereby have been obtained.

            (6) Subject to the provisions of this Agreement and the Indenture, the Authority will apply the proceeds of the Bonds to the purposes specified in the Indenture and the Financing Documents.

                                                                    Exhibit 4.27

            (7) There is no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body pending or threatened against or affecting the Authority, or to the best knowledge of the Authority, any basis therefor, wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated hereby or by the Indenture, or which, in any way, would adversely affect the validity of the Bonds, or the validity of or enforceability of the Indenture or the Financing Documents, or any agreement or instrument to which the Authority is a party and which is used or contemplated for use in consummation of the transactions contemplated hereby and by the Indenture.

            (8) It has not made any commitment or taken any action which will result in a valid claim for any finders or similar fees or commitments in respect of the transactions contemplated by this Agreement.

            (9) The representations of the Authority set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

      SECTION 2.2. REPRESENTATIONS BY THE BORROWER.

            The Borrower represents and warrants that:

            (1) The Borrower has been duly incorporated and validly exists as a corporation under the laws of the State of Connecticut, is not in violation of any provision of its certificate of incorporation or its by-laws, has corporate power to enter into and perform the Financing Documents, and by proper corporate action has duly authorized the execution and delivery of the Financing Documents.

            (2) The Financing Documents constitute valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent that such enforceability may be limited by bankruptcy or insolvency or other laws affecting creditors' rights generally or by general principles of equity.

            (3) Neither the execution and delivery of the Financing Documents, the consummation of the transactions contemplated thereby, nor the fulfillment by the Borrower of or compliance by the Borrower with the terms and conditions thereof is prevented or limited by or conflicts with or results in a breach of, or default under the terms, conditions or provisions of any contractual or other restriction of the Borrower, evidence of its indebtedness or agreement or instrument of whatever nature to which the Borrower is now a party or by which it is bound, or constitutes a material default under any of the foregoing. No event has occurred and no condition exists which, upon the execution and delivery of any Financing Documents, constitutes an Event of Default hereunder or an Event of Default thereunder or, but for the lapse of time or the giving of notice, would constitute an Event of Default hereunder or an Event of Default thereunder.

            (4) There is no action or proceeding pending or, to the knowledge of the Borrower, threatened against the Borrower before any court, administrative agency or arbitration board that may materially and adversely affect the ability of the Borrower to

                                                                    Exhibit 4.27

      perform its obligations under the Financing Documents and all authorizations, consents and approvals of governmental bodies or agencies required in connection with the execution and delivery of the Financing Documents and in connection with the performance of the Borrower's obligations hereunder or thereunder have been obtained.

            (5) The execution, delivery and performance of the Financing Documents and any other instrument delivered by the Borrower pursuant to the terms hereof or thereof are within the corporate powers of the Borrower and have been duly authorized and approved by the board of directors of the Borrower and are not in contravention of law or of the Borrower's certificate of incorporation or by-laws, as amended to date, or of any undertaking or agreement to which the Borrower is a party or by which it is bound.

            (6) The Borrower represents that it has not made any commitment or taken any action which will result in a valid claim for any finders' or similar fees or commitments in respect of the transactions described in this Agreement other than the fees to various parties to the transactions contemplated hereby which have been heretofore paid or provided.

            (7) The Project is included within the definition of a "project" in the Act. The Borrower intends the Project to continue to be an authorized project under the Act during the Term of this Agreement.

            (8) All amounts shown in Schedule D of the Tax Regulatory Agreement are eligible costs of a project financed by bonds issued by the Authority under the Act, and may be refinanced by amounts in the Refunding Fund under the Indenture. None of the proceeds of the Bonds will be used directly or indirectly as working capital or to finance inventory.

            (9) The Project is in material compliance with all applicable federal, State and local laws and ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality.

            (10) The availability of financial assistance from the Authority, among other factors, has induced the Borrower to locate the Project in the State. The Borrower does not presently intend to lease the Project.

            (11) The Borrower will not take or omit to take any action which action or omission will in any way cause the proceeds of the Bonds to be applied in a manner contrary to that provided in the Indenture and the Financing Documents as in force from time to time.

            (12) The Borrower has not taken and will not take any action and knows of no action that any other person, firm or corporation has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes. The representations, certifications and statements of reasonable expectation made by the Borrower in the Tax Regulatory Agreement and relating to Project description, composite issues, bond maturity and

                                                                    Exhibit 4.27

      average asset economic life, use of Bond proceeds, arbitrage and related matters are hereby incorporated by this reference as though fully set forth herein.

            (13) The Borrower has good and marketable title in fee simple to the Project Realty subject only to Permitted Encumbrances and to irregularities or defects in title which may exist which do not materially impair the use of such properties in the Borrower's business.

            (14) The Borrower has good and merchantable title to the Project Equipment owned by the Borrower as of the date hereof, free and clear of liens and encumbrances, other than Permitted Encumbrances.

            (15) As of the date of hereof, except for the Mortgage, neither the Borrower, nor to its knowledge anyone acting on behalf of the Borrower, has entered into negotiations with any person for the purpose of undertaking any borrowing concurrently with or subsequent to the issuance of the Bonds and to be secured wholly or partially by a lien or encumbrance on the Project or any part thereof, and the Borrower has no present intention of undertaking any such borrowing.

            (16) The Borrower will use all of the proceeds of the Bonds to refund in full the Prior Obligations.

                                                                    Exhibit 4.27

                                   ARTICLE III
                                    THE LOAN

      SECTION 3.1. LOAN CLAUSES. (A) Subject to the conditions and in accordance with the terms of this Agreement, the Authority agrees to make a loan to the Borrower from the proceeds of the Bonds in the amount of $5,000,000 and the Borrower agrees to borrow such amount from the Authority.

      (B) The loan shall be made at the time of delivery of the Bonds and receipt of payment therefor by the Authority against receipt by the Authority of the Note duly executed and delivered to evidence the pecuniary indebtedness of the Borrower hereunder. As and for the loan the Authority shall apply the proceeds of the Bonds as provided in the Indenture on the terms and conditions therein prescribed.

      (C) On or before the Business Day immediately preceding each due date for the payment of the principal of or interest on the Bonds, until the principal or Redemption Price, if any, of and interest on the Bonds shall have been fully paid or provision for the payment thereof shall have been made in accordance with the Indenture, the Borrower shall make loan payments to the Trustee for the account of the Authority in an amount which, when added to any moneys then on deposit in the Borrower Principal and Interest Account of the Debt Service Fund and available therefor, shall be equal to the amount payable on such due date with respect to the Bonds as provided in Section 5.3 of the Indenture, including amounts due for the payment of the principal of and interest on the Bonds. Such amounts shall be applied in accordance with Section 5.3(E) of the Indenture. In addition, the Borrower shall pay to the Trustee, as and when the same shall become due, all other amounts due under the Financing Documents, together with interest thereon at the then applicable rate as set forth herein in Section 6.2(G). The Borrower shall have the option to prepay its loan obligation in whole or in part at the times and in the manner provided in Article VIII hereof.

      (D) Anything herein to the contrary notwithstanding any amount at any time held in the Borrower Principal and Interest Account of the Debt Service Fund by the Trustee pursuant to this Section shall be credited against the next succeeding loan payment obligation of the Borrower as provided in subsection 3.1(C) hereof. If, on any due date for payments with respect to the Bonds, the balance in the Debt Service Fund is insufficient to make such payments, the Borrower agrees forthwith to pay to the Trustee by no later than 11:00 a.m. on such due date the amount of the deficiency. If at any time the amount held by the Trustee in the Debt Service Fund shall be sufficient to pay or provide for the payment of the Bonds in accordance with Section 12.1 of the Indenture, the Borrower shall not be obligated to make any further payments under the foregoing provisions.

      (E) The Borrower agrees to provide to the Paying Agent, at all times required under the Indenture, such additional amounts as are required to fund or make up any deficiency which may occur in the Tender Fund or any account established therein in the event and to the extent that the remarketing proceeds and moneys drawn or otherwise made available under a Liquidity Facility are insufficient to pay the Purchase Price of Tendered Bonds tendered for purchase on a Purchase Date.

                                                                    Exhibit 4.27

      SECTION 3.2. OTHER AMOUNTS PAYABLE. (A) The Borrower hereby further expressly agrees to pay to the Trustee as and when the same shall become due,
(i) an amount equal to the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Paying Agent and the reasonable fees and expenses of Trustee's counsel, including fees and expenses as registrar and in connection with preparation and delivery of new Bonds upon exchanges or transfers, (ii) the reasonable fees and expenses of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, including reasonable fees and expenses of its counsel, (iii) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees and expenses, and (iv) reasonable fees and expenses of Bond Counsel and the Authority for any future action requested of either.

      (B) The Borrower also agrees to pay all amounts payable by it under the Financing Documents at the time and in the manner therein provided.

      (C) The Borrower agrees to pay all Rebatable Arbitrages (and penalties, if any) due to the United States of America pursuant to Section 148 (f) of the Code.

      (D) The Borrower also agrees to pay directly to the Authority on the date of issuance and delivery of the Bonds and on the second anniversary date of the date of issuance and delivery of the Bonds and each anniversary date thereafter, a fee equal to 1/8th of 1% of the principal amount of the Bonds Outstanding, such fee to be payable without notice, demand or invoice of any kind at the Authority's address as set forth herein or at such other address and to the attention of such other person, or to such account as the Authority may stipulate by written notice to the Borrower.

      SECTION 3.3. MANNER OF PAYMENT. The payments provided for in Section 3.1 hereof shall be made by any reasonable method providing immediately available funds at the time and place of payment directly to the Trustee for the account of the Authority and shall be deposited in the Debt Service Fund. The additional payments provided for in Section 3.2 shall be made in the same manner directly to the entitled party or to the Trustee for its own use or disbursement to the Paying Agents, as the case may be.

      SECTION 3.4. OBLIGATION UNCONDITIONAL. The obligations of the Borrower under the Financing Documents shall be absolute and unconditional, irrespective of any defense or any rights of setoff, recoupment or counterclaim it might otherwise have against the Authority or the Trustee. The Borrower will not suspend or discontinue any such payment or terminate this Agreement (other than in the manner provided for hereunder) for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, failure of title, or commercial frustration of purpose, or any damage to or destruction of the Project, or the taking by eminent domain of title to or the right of temporary use of all or any part of the Project, or any change in the tax or other laws of the United States, the State or any political subdivision of either thereof, or any failure of the Authority or the Trustee to perform and observe any agreement or covenant, whether expressed or implied, or any duty, liability or obligation arising out of or connected with the Financing Documents.

                                                                    Exhibit 4.27

      SECTION 3.5. SECURITIES CLAUSES. The Authority hereby notifies the Borrower and the Borrower acknowledges that, among other things, the Borrower's loan payments and all of the Authority's right, title and interest under the Financing Documents to which it is a party (except its rights under Sections 6.2, 6.4, 7.2(A)(2) and 7.3 hereof) are being concurrently with the execution and delivery hereof endorsed, pledged and assigned without recourse by the Authority to the Trustee as security for the Bonds as provided in the Indenture.

      SECTION 3.6. ISSUANCE OF BONDS. The Authority has concurrently with the execution and delivery hereof sold and delivered the Bonds under and pursuant to a resolution adopted by the Authority on June 18, 2003, authorizing their issuance under and pursuant to the Indenture. The proceeds of sale of the Bonds shall be applied as provided in Articles IV and V of the Indenture.

      SECTION 3.7. EFFECTIVE DATE AND TERM. (A) This Agreement shall become effective upon its execution and delivery by the parties hereto, shall remain in full force from such date and, subject to the provisions hereof (including particularly Articles VII and VIII), shall expire on such date as the Indenture shall be discharged and satisfied in accordance with the provisions of Section
12.1 thereof. The Borrower's obligations under Sections 6.2 and 6.3 hereof, however, shall survive the expiration of this Agreement in accordance with the provisions of such Sections.

      (B) Within 60 days of such expiration the Authority shall deliver to the Borrower any documents and take or cause the Trustee, at the Borrower's expense, to take any such reasonable actions as may be necessary to effect the cancellation, release and satisfaction of the Indenture and the Financing Documents.

      SECTION 3.8. INTEREST RATE DETERMINATION METHOD. The Borrower is hereby granted the right to designate from time to time changes in the interest rate determination method in the manner and subject to the limitations set forth in
Section 2.3 of the Indenture.

      SECTION 3.9. NO ADDITIONAL BONDS. No Additional Bonds on a parity with the Bonds may be issued under the Indenture.

                                                                    Exhibit 4.27

                                   ARTICLE IV
                                   THE PROJECT

      SECTION 4.1. COMPLETION OF THE PROJECT. (A) The Borrower represents and warrants that the Project has been completed and that all costs and expenses incurred in connection with the Project have been paid.

      (B) The Borrower affirms that it shall bear all of the costs and expenses in connection with the preparation of the Financing Documents and the Indenture, the preparation and delivery of any legal instruments and documents necessary in connection therewith and their filing and recording, if required, and all taxes and charges payable in connection with any of the foregoing. Such costs shall be paid by the Borrower in the manner and to the extent provided in the Indenture.

      SECTION 4.2. BORROWER CONTRIBUTION. The Borrower agrees to deposit with the Trustee on the date of issuance of the Bonds a contribution in the amount of $225,724.61 ($76,667.67 of which represents the amount of interest to accrue on the Prior Obligations from July 1, 2004 to October 7, 2004 and $149,056.94 of which shall be applied to the payment of the costs of refunding the Prior Obligations, including, but not limited to, all expenses incurred in connection with the issuance, execution and sale of the Bonds, including compensation and expenses of the Trustee, legal, accounting and consulting expenses and fees, costs of printing and engraving, underwriting expenses and recording and filing fees), which amount shall be deposited by the Trustee in the Refunding Fund established pursuant to Section 5.1 of the Indenture.

      SECTION 4.3. NO WARRANTY REGARDING CONDITION, SUITABILITY OR COST OF PROJECT. Neither the Authority, nor the Trustee, nor any Bondholder makes any warranty, either expressed or implied, as to the Project or its condition or that it will be suitable for the Borrower's purposes or needs, or that the insurance required hereunder will be adequate to protect the Borrower's business or interest.

      SECTION 4.4. TAXES. (A) The Borrower will pay when due all material (1) taxes, assessments, water rates and sewer use or rental charges, (2) payments in lieu thereof which may be required by law, and (3) governmental charges and impositions of any kind whatsoever which may now or hereafter be lawfully assessed or levied upon the Project Realty and the Project Equipment or any part thereof, or upon the rents, issues, or profits thereof, whether directly or indirectly. With respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Borrower shall be obligated to pay only such installments as are required to be paid during the Term.

      (B) The Borrower may, at its expense and in its own name, in good faith contest any such taxes, assessments and other charges and payments in lieu of taxes including assessments and, in the event of such contest, may permit the taxes, assessments or other charges or payments in lieu of taxes, including assessments so contested to remain unpaid, provided either (1) prior written notice thereof has been given to the Authority and the Trustee and reserves satisfactory to the Authority are maintained during the period of such contest and any appeal therefrom, or (2) such contest is conducted in full compliance with Connecticut General Statutes Chapter 203 unless, in either case, by nonpayment of such taxes, assessments or other charges or payments,

                                                                    Exhibit 4.27

the Project or any part thereof will be subject to loss or forfeiture, and as a result thereof a lien or charge will be placed upon any payment pursuant to this Agreement or the value or operation of the Project Realty and the Project Equipment will be materially impaired, in which event such taxes, assessments or other charges or payments shall be paid forthwith. Nothing herein shall preclude the Borrower, at its expense and in its own name and behalf, from applying for any tax exemption allowed by the federal government, the State or any political or taxing subdivision thereof under any existing or future provision of law which grants or may grant such tax exemption.

      SECTION 4.5. INSURANCE. (A) The Borrower shall insure the Project Realty and the Project Equipment against loss or damage by fire, flood, lightning, windstorm, vandalism and malicious mischief and other hazards, casualties, contingencies and extended coverage risks in such amounts and in such manner as is required by the Mortgage while the Mortgage is in effect and thereafter as is customary with companies in the same or similar business, and shall pay when due the premiums thereon. In the event of loss or damage to the Project Realty or Project Equipment the Net Proceeds of any insurance provided under this subsection shall be deposited with the Mortgage Bond Indenture Trustee as required by the Mortgage while the Mortgage is in effect and thereafter shall be applied to the manner set forth in Article V hereof. Any excess proceeds of insurance remaining after application as required by this Section shall be paid to the Borrower, but only if the Borrower is not in default under this Agreement. At least ten days prior to the expiration of any policy required under this Section the Borrower shall furnish evidence satisfactory to the Authority and the Trustee that such policy has been renewed or replaced.

      (B) The Borrower further agrees that it will at all times carry public liability insurance with respect to the Project Realty and the Project Equipment to the extent required by the Mortgage while the Mortgage is in effect, and, thereafter, in a minimum amount of $5,000,000 with provisions for a deductible amount not in excess of five percent of the amount of coverage thereunder. In the event of a public liability occurrence, the Net Proceeds of the insurance provided under this subsection shall be applied to satisfy or extinguish the liability, subject to the Mortgage.

      (C) As an alternative to the hazard insurance and public liability insurance requirements of subsections (A) or (B) above the Borrower may, to the extent permitted by the Mortgage, self-insure against hazard or public liability risks if (1) self-insurance is the Borrower's customary method of insurance against such risks in similar circumstances, and (2) the Borrower maintains self-insurance reserves adequate and available to meet such risks, subject to the terms of the Mortgage while the Mortgage is in effect. Amounts available under any such self-insurance arrangement upon the occurrence of an insured event shall be applied in the same manner as the Net Proceeds of any insurance maintained pursuant to such subsections would have been applied.

      (D) The insurance coverage required by this Section may be effected under overall blanket or excess coverage policies of the Borrower or any affiliate and may be carried with any insurer other than an unauthorized insurer under the Connecticut Unauthorized Insurers Act. The Borrower shall furnish evidence satisfactory to the Authority or the Trustee, promptly upon the request of either, that the required insurance coverage is valid and in force.

                                                                    Exhibit 4.27

      SECTION 4.6. COMPLIANCE WITH LAW. The Borrower will observe and comply with all material laws, regulations, ordinances, rules, and orders (including without limitation those relating to zoning, land use, environmental protection, air, water and land pollution, wetlands, health, equal opportunity, minimum wages, worker's compensation and employment practices) of any federal, state, municipal or other governmental authority relating to the Project Realty and the Project Equipment except during any period during which the Borrower at its expense and in its name shall be in good faith contesting its obligation to comply therewith.

      SECTION 4.7. MAINTENANCE AND REPAIR. At its own expense, the Borrower will keep and maintain or cause the Project Realty and the Project Equipment to be kept and maintained in accordance with sound water utility operating practice and in good condition, working order and repair, will not commit or suffer any waste thereon, and will make all material repairs and replacements thereto which may be required in connection therewith. Nothing in this Section 4.7 shall (1) apply to any portion of the Project beyond its useful or economic life or (2) apply to the use and disposition by the Borrower of any part of the Project in the ordinary course of its business.

      SECTION 4.8. DISPOSITION OF PROJECT REALTY BY BORROWER. (A) The Borrower shall not sell, assign, encumber (other than Permitted Encumbrances), convey or otherwise dispose of its interest in the Project Realty or any part thereof during the Term without the prior written consent of the Authority and the Credit Facility Provider, except as permitted hereby or by the Mortgage while the Mortgage is in effect.

      (B) The Borrower may, however, grant such rights of way or easements over, across, or under, the Project Realty as shall be necessary or convenient for the operation or use of the Project Realty, including but not limited to easements or rights-of-way for utility, roadway, railroad or similar purposes in connection with the Project Realty, or for the use of the real property adjacent to or near the Project and owned by or leased to the Borrower, but only if such rights-of-way or easements shall not materially or adversely affect the value and operation of the Project Realty.

      (C) In the event the Authority and the Credit Facility Provider consent to any disposition of the Borrower's interest in the Project Realty, the proceeds of the disposition shall be deposited with the Mortgage Bond Indenture Trustee while the Mortgage is in effect and thereafter in the Redemption Account of the Debt Service Fund for the redemption of the Bonds under the Indenture. No conveyance or release effected under the provisions of this Section shall entitle the Borrower to any abatement or diminution of the amounts payable hereunder or under the Note, or relieve the Borrower of the obligation to perform all of its covenants and agreements under the Financing Documents.

      SECTION 4.9. LEASING OF THE PROJECT REALTY AND THE PROJECT EQUIPMENT. The Borrower may not lease the Project Realty or the Project Equipment to any person during the Term of this Agreement without the prior written consent of the Authority and the Credit Facility Provider, except as may be permitted by the Mortgage while the Mortgage is in effect. No lease shall relieve the Borrower from primary liability for any of its obligations hereunder, and in the event of any such lease the Borrower shall continue to remain primarily liable for payment of the applicable amounts specified in Article III hereof and for performance and observance of the

                                                                    Exhibit 4.27

other agreements on its part herein provided to be performed and observed by it to the same extent as though no lease had been made.

      SECTION 4.10. PROJECT EQUIPMENT. (A) The Borrower shall have the right to install, operate, use, remove and dispose of the Project Equipment in the normal and ordinary course of its business operations, and shall not be required to replace any item of Project Equipment which is discarded or sold for scrap. The Borrower shall not, however, either in one transaction or a series of transactions sell, convey, transfer, remove or otherwise dispose of more than 20% by value of the Project Equipment without prior notice to and the consent of the Authority and the Credit Facility Provider, unless such Project Equipment is replaced by property of similar value and utility, provided that such dispositions may be made as permitted by the Mortgage while the Mortgage is in effect.

      (B) The Borrower shall maintain with the Trustee separate and reasonably detailed descriptions of each item of property constituting the Project Equipment. Without limiting the foregoing, the Project Equipment list appended hereto at the date of execution and delivery of this Agreement shall be modified to the extent required by this Section in connection with any replacement of material items of Project Equipment under this Section or under Section 5.2 hereof.

                                                                    Exhibit 4.27

                                    ARTICLE V
                       CONDEMNATION DAMAGE AND DESTRUCTION

      SECTION 5.1. NO ABATEMENT OF PAYMENTS HEREUNDER. If the Project Realty or Project Equipment shall be damaged or either partially or totally destroyed, or if title to or the temporary use of the whole or any part thereof shall be taken or condemned by a competent authority for any public use or purpose, there shall be no abatement or reduction in the amounts payable by the Borrower hereunder and the Borrower shall continue to be obligated to make such payments. In any such case the Borrower shall promptly give written notice thereof to the Authority and the Trustee.

      SECTION 5.2. PROJECT DISPOSITION UPON CONDEMNATION, DAMAGE OR DESTRUCTION. In the event of any such condemnation, damage or destruction the Borrower, except as otherwise permitted or required by the Mortgage while the Mortgage is in effect shall:

            (1) At its own cost, repair, restore or reconstruct the Project Realty and Project Equipment to substantially its condition immediately prior to such event or to a condition of at least equivalent value, regardless of whether or not the proceeds of any and all policies of insurance covering such damage or destruction, or the amount of the award or compensation or damages recovered on account of such taking or condemnation, shall be available or sufficient to pay the cost thereof;

            (2) At its own cost, replace or relocate the Project Realty and Project Equipment at its site in such fashion as to render the replacement or relocated structures, improvements and items, machinery, equipment or other property of equivalent value to the Project Realty and Project Equipment immediately prior to such event; or

            (3) If and as permitted by Section 8.1 hereof, exercise its option to prepay its loan obligation in full.

      SECTION 5.3. APPLICATION OF NET PROCEEDS OF INSURANCE OR CONDEMNATION. (A) The Net Proceeds from any insurance or condemnation award with respect to the Project Realty or Project Equipment shall be deposited with the Mortgage Bond Indenture Trustee while the Mortgage is in effect and thereafter shall be deposited either (1) in the Renewal Fund and applied to pay for the cost of making such repairs, restorations, reconstructions, replacements or relocations, or to reimburse the Borrower, the Authority or the Trustee for payment therefor from time to time as provided in the Indenture or (2) if prepayment of the loan is then permitted and the Borrower exercises its option to prepay the loan, in the Debt Service Fund and applied to the payment of the Note and redemption of the Bonds.

      (B) Notwithstanding the provisions of subsection (A) of this Section, any insurance or condemnation proceeds attributable to improvements, machinery, equipment and other property installed in or about the Project Realty and the Project Equipment, but which do not constitute a portion of the Project Realty and the Project Equipment, shall be paid directly to the Mortgage Bond Indenture Trustee while the Mortgage is in effect and thereafter as the Borrower may direct. The Trustee and the Authority agree to execute such documents as may be reasonably necessary to accomplish the purposes of this subsection.

                                                                    Exhibit 4.27

      (C) Subject to the applicable requirements of the Mortgage, the Borrower, the Authority and the Trustee shall cooperate and consult with each other in all matters pertaining to the settlement or adjustment of any and all claims and demands for damages on account of any taking or condemnation of the Project Realty or the Project Equipment or pertaining to the settlement, compromising or arbitration of any claim on account of any damage or destruction thereof.

                                                                    Exhibit 4.27

                                   ARTICLE VI
                                    COVENANTS

      SECTION 6.1. THE BORROWER TO MAINTAIN ITS CORPORATE EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. (A) The Borrower covenants and agrees that, during the Term of this Agreement it will maintain its corporate existence, will continue to be a corporation either organized under the laws of or duly qualified to do business as a foreign corporation in the State and in all jurisdictions necessary in the operation of its business, will not dissolve or otherwise dispose of all or substantially all of its assets and will not consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, except as permitted by the Mortgage while the Mortgage is in effect.

      (B) The Borrower may, however, without violating the agreements contained in this Section, consolidate with or merge into another corporation or permit one or more other corporations to consolidate with or merge into it, or sell or otherwise transfer to another corporation all or substantially all of its assets as an entity and thereafter liquidate or dissolve, if (a) the Borrower is the surviving, resulting or transferee corporation, as the case may be, or (b) in the event the Borrower is not the surviving, resulting or transferee corporation, as the case may be, such corporation (i) is a solvent corporation either organized under the laws of or duly qualified to do business as a foreign corporation subject to service of process in the State and (ii) assumes in writing all of the obligations of the Borrower herein, and under the Note.

      SECTION 6.2. INDEMNIFICATION, PAYMENT OF EXPENSES, AND ADVANCES. (A) The Borrower agrees to protect, defend and hold harmless the Authority, the State, agencies of the State, members, servants, agents, directors, officers and employees, now or forever, of the Authority or the State (each an "Authority Indemnified Party"), the Trustee and the Paying Agent, agents, directors, officers and employees, now or forever, of the Trustee and the Paying Agent (each an "Indemnified Party"), from any claim, demand, suit, action or other proceeding and any liabilities, costs, and expenses whatsoever by any person or entity whatsoever, arising or purportedly arising from or in connection with the Financing Documents, the Indenture, the Bonds, or the transactions contemplated thereby or actions taken thereunder by any person (including without limitation the filing of any information, form or statement with the Internal Revenue Service, if applicable), except for any willful and material misrepresentation, willful misconduct or gross negligence on the part of the Indemnified Party or the Authority Indemnified Party or any bad faith on the part of any indemnitee other than an Authority Indemnified Party.

      The Borrower agrees to indemnify and hold harmless any Indemnified Party against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in the written information provided by the Borrower in connection with the issuance of the Bonds or incorporated by reference therein or caused by any omission or alleged omission from such information of any material fact relating to the Borrower or the Project required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

                                                                    Exhibit 4.27

      (B) The Authority and the Trustee shall not be liable for any damage or injury to the persons or property of the Borrower or its members, directors, officers, agents, servants or employees, or any other person who may be about the Project due to any act or omission of any person other than the Authority or the Trustee, respectively, or their respective members, directors, officers, agents, servants and employees.

      (C) The Borrower releases each Indemnified Party from, agrees that no Indemnified Party shall be liable for, and agrees to hold each Indemnified Party harmless against, any reasonable attorney fees and expenses, expenses or damages incurred because of any investigation, review or lawsuit commenced by the Trustee or the Authority in good faith with respect to the Financing Documents, the Indenture, the Bonds and the Project and the Authority or the Trustee, as the case may be, shall promptly give written notice to the Borrower with respect thereto.

      (D) All covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee contained herein shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Authority and the Trustee and not of any member, director, officer or employee of the Authority or the Trustee in its individual capacity, and no recourse shall be had for the payment of the Bonds or for any claim based thereon or hereunder against any member, director, officer or employee of the Authority or the Trustee or any natural person executing the Bonds.

      (E) In case any action shall be brought against one or more of the Indemnified Parties based upon any of the above and in respect of which indemnity may be sought against the Borrower, such Indemnified Party shall promptly notify the Borrower in writing, enclosing a copy of all papers served, but the omission so to notify the Borrower of any such action shall not relieve it of any liability which it may have to any Indemnified Party otherwise than under this Section 6.2. In case any such action shall be brought against any Indemnified Party and it shall notify the Borrower of the commencement thereof, the Borrower shall be entitled to participate in and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Borrower to such Indemnified Party of the Borrower's election so to assume the defense thereof, the Borrower shall not be liable to such Indemnified Party for any subsequent legal or other expenses attributable to such defense, except as set forth below, other than reasonable costs of investigation subsequently incurred by such Indemnified Party in connection with the defense thereof. The Indemnified Party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the employment of counsel by such Indemnified Party has been authorized by the Borrower, (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Borrower and the Indemnified Party in the conduct of the defense of such action (in which case the Borrower shall not have the right to direct the defense of such action on behalf of the Indemnified Party); or (iii) the Borrower shall not in fact have employed counsel satisfactory to the Indemnified Party to assume defense of such action.

      (F) The Borrower also agrees to pay all reasonable or necessary out-of-pocket expenses of the Authority and the Trustee in connection with the issuance of the Bonds, the administration of the Financing Documents and the enforcement of its rights thereunder,

                                                                    Exhibit 4.27

including without limitation the costs of preparation and distribution of closing transcripts relating thereto.

      (G) In the event the Borrower fails to pay any amount or perform any act under the Financing Documents, the Trustee or the Authority may pay the amount or perform the act, in which event the costs, disbursements, expenses and reasonable counsel fees and expenses thereof, together with interest thereon from the date the expense is paid or incurred at the prime interest rate publicly announced from time to time by the Trustee as a commercial bank plus 1% shall be an additional obligation hereunder payable upon demand by the Authority or the Trustee.

      (H) The Borrower shall defend, indemnify, and hold the Authority, its agents, members, officers and employees, and the Trustee and its agents, directors, officers and employees, harmless from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, related to or in connection with the Project, arising out of, or in any way related to,
(i) the presence, disposal, release, or threatened release of any hazardous materials, asbestos, petroleum or petroleum by-products which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise, except in compliance with all applicable federal, State and local laws or regulations; (ii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to hazardous materials, asbestos, petroleum or petroleum by-products; (iii) any lawsuit brought or threatened, settlement reached, or government order relating to such hazardous materials, asbestos, petroleum or petroleum by-products and/or
(iv) any violation of laws, orders, regulations, requirements or demand of government authorities or any policies or requirements of the Authority which are based upon or in any way related to such hazardous materials, asbestos, petroleum or petroleum by-products including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses. Notwithstanding the foregoing, the Borrower shall have no obligation to defend, indemnify and hold harmless the Authority or the Trustee or their respective agents, members, officers or employees under this
Section 6.2(H) in the event and to the extent that any such claims, demands, penalties, fines, liabilities, settlements, damages, costs or other expenses arise out of or result from the willful misconduct or gross negligence of the Authority or the Trustee or their respective agents, members, officers or employees. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Borrower may have to the Authority or the Trustee at common law, and shall survive the termination of this Agreement.

      (I) Any obligation of the Borrower to the Authority under this Section shall be separate from and independent of the other obligations of the Borrower hereunder, and may be enforced directly by the Authority against the Borrower, irrespective of any action taken by or on behalf of the owners of the Bonds.

      (J) The obligations of the Borrower under this section, notwithstanding any other provisions contained in the Financing Documents, shall survive the termination of this Agreement and shall be recourse to the Borrower, and for the enforcement thereof any Indemnified Party shall have recourse to the general credit of the Borrower.

                                                                    Exhibit 4.27

      SECTION 6.3. INCORPORATION OF TAX REGULATORY AGREEMENT; PAYMENTS UPON TAXABILITY. (A) For purpose of this Section, the term owner means the Beneficial Owner of the Bonds so long as the Book-Entry System is in effect.

      (B) The representations, warranties, covenants and statements of expectation of the Borrower set forth in the Tax Regulatory Agreement are by this reference incorporated in this Agreement as though fully set forth herein.

      (C) If any owner of the Bonds receives from the Internal Revenue Service a notice of assessment and demand for payment with respect to interest on any Bond (except a notice and demand based upon the assertion that the owner of the Bonds is a Substantial User or Related Person), an appeal may be taken by the owner of the Bonds at the option of either the owner of the Bonds or the Borrower. In either case all expenses of the appeal including reasonable counsel fees and expenses shall be paid by the party taking such appeal, and the owner of the Bonds and the Borrower shall cooperate and consult with each other in all matters pertaining to any such appeal, except that no owner of the Bonds shall be required to disclose or furnish any non-publicly disclosed information, including, without limitation, financial information and tax returns.

      (D) Not later than 180 days following a Determination of Taxability, the Borrower shall pay to the Trustee an amount sufficient, when added to the amount then in the Debt Service Fund and available for such purpose, to retire and redeem all Bonds then Outstanding, in accordance with Section 2.9 of the Indenture.

      (E) The obligation of the Borrower to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Authority or the Trustee to execute or deliver or cause to be executed or delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Borrower of its obligation under this Section. Notwithstanding any other provision of this Agreement or the Indenture, the Borrower's obligations under this Section shall survive the termination of this Agreement and the Indenture.

      (F) The occurrence of a Determination of Taxability shall not be an Event of Default hereunder but shall require only the performance of the obligations of the Borrower stated in this Section, the breach of which shall constitute an Event of Default as provided in Section 7.1 hereof.

      SECTION 6.4. PUBLIC PURPOSE COVENANTS. (A) The Borrower covenants that it will operate the Project for the purposes and in a manner consistent with its application for assistance to the Authority. The Borrower further covenants and agrees that it will, throughout the term of this Agreement, (1) comply with all applicable laws, regulations, ordinances, rules, and orders relating to the Project as provided in the Financing Documents, (2) maintain the Project in accordance with the Financing Documents, (3) not cause or permit the Project to become or remain a public nuisance, (4) not allow any change in the nature of the occupancy, use or operation of the Project which is substantially inconsistent with the Borrower's application for assistance to the Authority, except that the Borrower may, after notice to the Authority, permit any such change which does not disqualify the Project as an authorized project under the Act as in effect on the date hereof, and (5) except as permitted hereunder, not sell, assign, convey,

                                                                    Exhibit 4.27

further lease, sublease or otherwise dispose of title to the Project without the prior written consent of the Authority. Nothing in this Section is intended to require the Borrower to operate the Project in such manner as, in the good faith judgment of the Borrower, shall materially and adversely impair the use and operation of the Project.

      (B) A breach of any covenant contained in this Section shall constitute an Event of Default but, in order to relieve the Authority of the consequences of unanticipated failure of consideration, shall permit only the exercise by the Authority of the remedies provided in Section 7.3 hereof.

      SECTION 6.5. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. The Authority and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Project Realty or Project Equipment or for carrying out the intention of or facilitating the performance of this Agreement.

      SECTION 6.6. COVENANT BY BORROWER AS TO COMPLIANCE WITH INDENTURE. The Borrower covenants and agrees that it will comply with the provisions of the Indenture with respect to the Borrower and that the Trustee and the Bondholders shall have the power and authority provided in the Indenture. The Borrower further agrees to aid in the furnishing to the Authority or the Trustee of opinions that may be required under the Indenture. The Borrower covenants and agrees that the Trustee shall be entitled to and shall have all the rights, including the right to enforce against the Borrower the provisions of the Financing Documents, pertaining to the Trustee notwithstanding the fact that the Trustee is not a party to the Financing Documents.

      SECTION 6.7. ASSIGNMENT OF AGREEMENT OR NOTE. (A) The Borrower may not assign its rights, interests or obligations hereunder or under the Note except as may be permitted pursuant to Section 6.1(B) hereof.

      (B) The Authority agrees that it will not assign or transfer any of the Financing Documents or the revenues and other receipts, funds and monies to be received thereunder during the Term except to the Trustee as provided in this Agreement and the Indenture.

      SECTION 6.8. INSPECTION. The Authority and its duly authorized agents shall have (1) the right at all reasonable times, and upon notice sufficient to permit the Borrower to take actions necessary to comply with any security regulations then in effect at the Project, to enter upon and to examine and inspect the Project Realty and the Project Equipment and (2) such rights of access thereto as may be reasonably necessary for the proper maintenance and repair thereof in the event of failure by the Borrower to perform its obligations under this Agreement. The Authority and the Trustee shall also be permitted, at all reasonable times, to examine the books and records of the Borrower with respect to the Project Realty and the Project Equipment.

      SECTION 6.9. DEFAULT NOTIFICATION. Upon becoming aware of any condition or event which constitutes, or with the giving of notice or the passage of time would constitute, an Event of Default, the Borrower shall deliver to the Authority, the Trustee and the Credit Facility

                                                                    Exhibit 4.27

Provider a notice stating the existence and nature thereof and specifying the corrective steps, if any, the Borrower is taking with respect thereto.

      SECTION 6.10. COVENANT AGAINST DISCRIMINATION. (A) The Borrower in the performance of this Agreement will not discriminate or permit discrimination against any person or group of persons on the grounds of race, color, religion, national origin, age, sex, sexual orientation, marital status, physical or learning disability, political beliefs, mental retardation or history of mental disorder in any manner prohibited by the laws of the United States or of the State.

      (B) The Borrower will comply with the provisions of the resolution adopted by the Authority on June 14, 1977, as amended, and the policy of the Authority implemented pursuant thereto concerning the promotion of equal employment opportunity through affirmative action plans. The resolution requires that all borrowers receiving financial assistance from the Authority adopt and implement an affirmative action plan prior to the closing of the loan. The plan shall be updated annually as long as the Bonds remain Outstanding.

      SECTION 6.11. COVENANT TO PROVIDE DISCLOSURE. The Borrower hereby covenants and agrees that, upon conversion of the Bonds to Fixed Rate Bonds, it shall execute the Disclosure Agreement, and that it shall, at all times thereafter, comply with and carry out all of the provisions of such Disclosure Agreement. Notwithstanding any other provision of this Agreement, failure of the Borrower to comply with the provisions of the Disclosure Agreement shall not be considered an Event of Default hereunder; however, the Trustee may, subject to the provisions of Article IX of the Indenture (and, at the request of the underwriter for the Bonds or the Holders of at least 25% aggregate principal amount in Outstanding Bonds, shall), or any Bondholder or Beneficial Owner may take such actions as may be necessary and appropriate, including seeking mandamus or specific performance by court order, to cause the Borrower to comply with its obligations under this Section 6.11. For purposes of this Section, "Beneficial Owner" means any person which (a) has the power, directly or indirectly, to vote or consent with respect to, or to dispose of ownership of, any Bonds (including persons holding Bonds through nominees, depositories or other intermediaries), or (b) is treated as the owner of any Bonds for federal income tax purposes.

      SECTION 6.12. COVENANT AGAINST ISSUING ADDITIONAL DEBT SECURED BY THE MORTGAGE. The Borrower shall not issue any additional debt secured by the Mortgage unless the Bonds are equally and ratably secured by the Mortgage.

                                                                    Exhibit 4.27

                                   ARTICLE VII
                         EVENTS OF DEFAULT AND REMEDIES

      SECTION 7.1. EVENTS OF DEFAULT. Any one or more of the following shall constitute an "Event of Default" hereunder:

            (1) Any material representation or warranty made by the Borrower in the Financing Documents or any certificate, statement, data or information furnished in writing to the Authority or the Trustee by the Borrower in connection with the closing of the Bonds or included by the Borrower in its application to the Authority for assistance proves at any time to have been incorrect in any material respect when made.

            (2) Failure by the Borrower to pay any interest, principal or premium, if any, or amounts to be applied to the payment of the Purchase Price of the Bonds, that has become due and payable with respect to the Bonds.

            (3) Failure by the Borrower to pay any amount, other than principal interest or premium with respect to the Bonds, that has become due and payable with respect to the Bonds or any other amount due and payable pursuant to the Financing Documents and the continuance of such failure for more than thirty (30) Business Days.

            (4) Failure by the Borrower to comply with the default notification provisions of Section 6.9 hereof.

            (5) The occurrence of an "Event of Default" under Section 8.1 of the Indenture.

            (6) Failure by the Borrower to observe or perform any covenant, condition or agreement hereunder or under the Financing Documents (other than the Disclosure Agreement) (except those referred to above and except as provided in Section 6.3 hereof with respect to the occurrence of a Determination of Taxability which, in and of itself, shall not constitute an Event of Default hereunder but shall require only the performance of the obligations of the Borrower stated in Section 6.3 hereof, the breach of which shall constitute an Event of Default hereunder) and (a) continuance of such failure for a period of sixty (60) days after receipt by the Borrower of written notice specifying the nature of such failure or
      (b) if by reason of the nature of such failure the same cannot be remedied within the sixty-day period, the Borrower fails to proceed with reasonable diligence after receipt of the notice to cure the failure.

            (7) The Borrower shall (a) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or the like of itself or of its property, (b) admit in writing its inability to pay its debts generally as they become due, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or insolvent, or (e) commence a voluntary case under the federal bankruptcy laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or corporate action shall be taken

                                                                    Exhibit 4.27

      by it for the purpose of effecting any of the foregoing; or if without the application, approval or consent of the Borrower, a proceeding shall be instituted in any court of competent jurisdiction, seeking in respect of the Borrower an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator or custodian or the like of the Borrower or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by the Borrower in good faith, the same shall continue undismissed, or pending and unstayed, for any period of 75 consecutive days.

            (8) Failure by the Borrower to make when due any payment of principal or interest required under the provisions of any loan agreement (after the expiration of any applicable grace periods) to which the Authority and the Borrower are parties.

      SECTION 7.2. REMEDIES ON DEFAULT. (A) Except as provided in Section 6.4(B) hereof, whenever any Event of Default shall have occurred, the Trustee, or the Authority where so provided herein, may take any one or more of the following actions:

            (1) The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all amounts payable under the Financing Documents to be immediately due and payable without notice or demand of any kind, whereupon the same shall become immediately due and payable.

            (2) The Authority, without the consent of the Trustee or any Bondholder, may proceed to enforce the obligations of the Borrower to the Authority under this Agreement.

            (3) The Trustee may take whatever action at law or in equity it may have to collect the amounts then due and thereafter to become due, or to enforce the performance or observance of the obligations, agreements, and covenants of the Borrower under the Financing Documents.

            (4) The Trustee may exercise any and all rights it may have under the Financing Documents.

      (B) In the event that any Event of Default or any proceeding taken by the Authority (or by the Trustee on behalf of the Authority) thereon shall be waived or determined adversely to the Authority, then the Event of Default shall be annulled and the Authority and the Borrower shall be restored to their former rights hereunder, but no such waiver or determination shall extend to any subsequent or other default or impair any right consequent thereon.

      SECTION 7.3. REMEDIES ON PUBLIC PURPOSE DEFAULT. (A) If the Borrower shall default in the performance of any of the covenants contained in Section 6.4 hereof, and in the event that such default shall also constitute an Event of Default under Section 7.1 hereof, such Event of Default shall continue for thirty (30) days without the Trustee or Bondholders instituting the remedial steps provided for in subsection 7.2(A)(1) hereof or subsection 8.1(B) of the Indenture, then, in either case, the Authority may, so long as such Event of Default is continuing, send a notice to the Trustee calling for the acceleration of all of the Borrower's obligations under the

                                                                    Exhibit 4.27

Financing Documents and for the redemption of all of the Bonds then Outstanding. Any such notice shall set forth in reasonable detail the default by the Borrower giving rise thereto and shall specify the date upon which (1) notice of Bond redemption is to be given by the Trustee (which shall be not less than one hundred twenty days from the date of the Authority's determination notice) and
(2) the redemption of the Bonds is to occur (which shall be at least thirty (30) days after notice of redemption is given by the Trustee). Within thirty (30) days following receipt of the notice, the Trustee shall forward a copy thereof to the Borrower and each registered Bondholder, together with a copy of Sections
6.4 and 7.3 of this Agreement.

      (B) If, within sixty (60) days after the mailing of notice by the Trustee to the Borrower and the Bondholders, the Trustee receives no objection (as hereinbelow provided) to such redemption, the Trustee shall give such notice and effect the acceleration of the Borrower's obligations and the redemption of all Outstanding Bonds in accordance with the Authority's notice and pursuant to
Section 2.9(D) of the Indenture. If, however, the Borrower or any Bondholder disputes the existence of such Event of Default, the Borrower or such Bondholder shall mail a notice to the Authority and the Trustee containing a statement of such person's belief with respect to the claimed default. The receipt of such notice by the Trustee shall serve to suspend the proceedings for redemption of Bonds initiated by the Authority's notice of default.

      (C) If upon receipt of such notice from the Borrower or any Bondholder, the Authority determines to affirm its earlier determination, either the Borrower or any Bondholder shall have the right to bring an action in any court of competent jurisdiction to enjoin the proceedings for the redemption of such Bonds, and during the pendency of any such action the redemption proceedings shall be suspended. Neither the Authority, the Borrower nor any Bondholder shall be responsible for any costs, fees, expenses, or reasonable counsel fees incurred by any other party in connection with any such action, other than the Trustee (whose costs, fees and expenses shall be paid by the Borrower). In the event the Authority is successful in such a proceeding, and a final judgment is rendered which is not appealable or appealed within sixty (60) days thereafter finding the Borrower in default under Section 6.4 hereof, the Trustee shall, promptly upon receipt of notice from the Authority of the entry of the decision, give notice of the redemption of all Outstanding Bonds under Section 6.3 of the Indenture, and redeem all such Bonds upon the date fixed for redemption in the notice (which shall be no more than thirty-five (35) days after the notice is given). In the event the Borrower or such Bondholders are successful in such a proceeding, and a final judgment is rendered which is not appealable or appealed within sixty (60) days thereafter finding the Borrower not to be in default under Section 6.4 hereof, all proceedings for the redemption of Bonds commenced under this Section shall be terminated. No such judgment, however, shall prejudice the exercise of the Authority's rights under this Section upon the occurrence of such subsequent failure of performance under Section 6.4 hereof.

      (D) Within fifteen (15) days of the date the Trustee gives notice of any redemption of Bonds pursuant to Section 7.3(B) above and subject to the last sentence of Section 7.3(B) above, the Borrower shall pay as a final loan payment a sum sufficient, together with other funds on deposit with the Trustee and available for such purpose, to redeem all Bonds then Outstanding under the Indenture at 100% of the principal amount thereof plus accrued interest to the redemption date. The Borrower shall also pay or provide for all reasonable and necessary fees

                                                                    Exhibit 4.27

and expenses of the Trustee and any Paying Agent accrued and to accrue through the date of redemption of all such Bonds.

      (E) Nothing contained in this Section shall be deemed to prevent the Authority or the Borrower from seeking equitable relief if it asserts or disputes, as the case may be, the existence of an event of a public purpose default.

      SECTION 7.4. NO DUTY TO MITIGATE DAMAGES. Unless otherwise required by law, neither the Authority, the Trustee nor any Bondholder shall be obligated to do any act whatsoever or exercise any diligence whatsoever to mitigate the damages to the Borrower if an Event of Default shall occur.

      SECTION 7.5. REMEDIES CUMULATIVE. No remedy herein conferred upon or reserved to the Authority or the Trustee is intended to be exclusive of any other available remedy or remedies but each and every such remedy shall be cumulative and shall be in addition to every remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. Delay or omission to exercise any right or power accruing upon any default or failure by the Authority or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Borrower hereunder shall not impair any such right or power or be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce, by injunction or other appropriate legal or equitable remedy, strict compliance by the Borrower with all of the covenants and conditions hereof, or of the right to exercise any such rights or remedies, if such default by the Borrower be continued or repeated.

                                                                    Exhibit 4.27

                                  ARTICLE VIII
                              PREPAYMENT PROVISIONS

      SECTION 8.1. OPTIONAL PREPAYMENT. (A) The Borrower shall have, and is hereby granted, the option to prepay its loan obligation at any time, and from time to time, and to cause the corresponding optional redemption of the Bonds pursuant to Section 2.9(A) of the Indenture at such times, in such amounts, and with such premium, if any, for such optional redemption as set forth in the form of the Bond, by delivering a written notice to the Trustee in accordance with
Section 8.2 hereof, with a copy to the Authority, setting forth the amount to be prepaid, the amount of Bonds requested to be redeemed with the proceeds of such prepayment, and the date on which such Bonds are to be redeemed. Such prepayment must be sufficient to provide monies for the payment of interest and Redemption Price in accordance with the terms of the Bonds requested to be redeemed with such prepayment and all other amounts then due under the Financing Documents. In the event of any complete prepayment of its loan obligation, the Borrower shall, at the time of such prepayment, also pay or provide for the payment of all reasonable or necessary fees and expenses of the Authority, the Trustee and the Paying Agent accrued and to accrue through the final payment of all the Bonds. Any such prepayments shall be applied to the redemption of Bonds (or to reimburse the Credit Facility Provider for amounts drawn under the Credit Facility for the purpose of redeeming the Bonds) in the manner provided in
Section 6.2 of the Indenture, and credited against payments due hereunder in the same manner.

      (B) The Borrower shall have, and is hereby granted, the option to prepay its loan obligation in full at any time without premium if any of the following events shall have occurred, as evidenced in each case by the filing with the Trustee of a certificate of an Authorized Representative of the Borrower to the effect that one of such events has occurred and is continuing, and describing the same:

            (1) The Project shall have been damaged or destroyed to such extent that (a) the Project cannot be reasonably restored within a period of six
      (6) months from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, or (b) the Borrower is thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of six (6) months from the date of such damage or destruction.

            (2) Title to or the temporary use of all or substantially all of the Project shall have been taken or condemned by a competent authority, which taking or condemnation results or is likely to result in the Borrower being thereby prevented or likely to be prevented from carrying on its normal operation of the Project for a period of six (6) months.

            (3) A change in the Constitution of the State or of the United States of America or legislative or executive action (whether local, state, or federal) or a final decree, judgment or order of any court or administrative body (whether local, state, or federal) that causes this Agreement to become void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed herein or, imposes unreasonable burdens or excessive liabilities upon the Borrower with respect to the Project or the operation thereof.

                                                                    Exhibit 4.27

            (4) The operation of any of the Project shall have been enjoined or shall otherwise have been prohibited by any order, decree, rule or regulation of any court or of any local, state, or federal regulatory body, administrative agency or other governmental body for a period of not less than six months.

            (5) Changes in the economic availability of raw materials, operating supplies or facilities necessary for the operation of the Project or technological or other changes shall have occurred which the Borrower cannot reasonably overcome or control and which in the Borrower's reasonable judgment renders the Project unsuitable or uneconomic for the purposes herein specified or any tax shall be levied upon payments due under the Note in an amount which the Borrower in its reasonable judgment believes imposes an unreasonable burden upon the Borrower.

In any such case the final loan payment shall be a sum sufficient, together with other funds deposited with Trustee and available for such purpose, to redeem all Bonds then Outstanding under the Indenture at the redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date and all other amounts then due under the Financing Documents, and the Borrower shall also pay or provide for all reasonable or necessary fees and expenses of the Authority, the Trustee and Paying Agent accrued and to accrue through final payment for the Bonds. The Borrower shall deliver a written notice to the Trustee, with a copy to the Authority, requesting the redemption of the Bonds under the Indenture, which notice shall have attached thereto the applicable certificate of the Authorized Representative of the Borrower.

      SECTION 8.2. NOTICES AND SOURCES OF PREPAYMENT. To exercise any options granted in this Article, or to consummate the acceleration of the loan payments as set forth in this Article, the written notice to the Trustee shall be signed by an Authorized Representative of the Borrower and shall specify therein the date of prepayment, which date shall be not less than thirty-five days nor more than ninety days from the date the notice is mailed. A duplicate copy of any written notice hereunder shall also be filed with the Authority by the Borrower.

      SECTION 8.3. MANDATORY PREPAYMENT ON TAXABILITY. The Borrower shall pay or cause the prepayment of its loan obligation following a Determination of Taxability in the manner provided in Section 6.3 of this Agreement.

                                                                    Exhibit 4.27

                                   ARTICLE IX
                       CREDIT FACILITY; LIQUIDITY FACILITY

      SECTION 9.1. SUBSTITUTE CREDIT FACILITY.

      (A) Upon not less than forty-five (45) days written notice to the Trustee, the Borrower may on any Interest Payment Date during the then current Interest Mode provide for the replacement of the Credit Facility, by the delivery of a Substitute Credit Facility and the return by the Trustee of the Credit Facility, subject to the requirements of Section 9.1(B); provided, however, that the Credit Facility shall not be replaced if any Bonds are in a Flexible Mode except on the Flexible Date with respect to such Bonds.

      (B) The following conditions shall apply to the delivery of any Substitute Credit Facility pursuant to this Section 9.1:

            (i) The Substitute Credit Facility shall have a term of not less than 364 days.

            (ii) Prior to the substitution of any Credit Facility, the Borrower shall have delivered to the Authority and the Trustee:

                  (a) a statement identifying the Substitute Credit Facility
            Provider and a statement from each Rating Agency stating the rating of the Bonds would not be reduced or withdrawn as a result of the proposed substitution;

                  (b) an opinion of counsel for the Substitute Credit Facility
            Provider satisfactory to the Authority and the Trustee that it constitutes a legal, valid and binding obligation of the Substitute Credit Facility Provider enforceable in accordance with its terms;

                  (c) a certificate of the Credit Facility Provider that all
            Credit Facility Payment Obligations or amounts otherwise owed to the Credit Facility Provider have been or will concurrently be paid; and

                  (d) a certificate of the Borrower stating that it has the
            means to reimburse the Credit Facility Provider for the final draw on the Credit Facility.

            (iii) Each Substitute Credit Facility must be similar with respect to payment provisions for the Bonds in all material respects to the previous Credit Facility and be on terms no less favorable to the Trustee as the Credit Facility being replaced.

            (iv) If at any time the Credit Facility and the Liquidity Facility are provided by the same facility, the Substitute Credit Facility and the Substitute Liquidity Facility must be replaced simultaneously.

      SECTION 9.2. SUBSTITUTE LIQUIDITY FACILITY.

      (A) Upon not less than forty-five (45) days written notice to the Authority and the Trustee, the Borrower may on any Interest Payment Date during the then current Interest Mode

                                                                    Exhibit 4.27

provide for the replacement of the Liquidity Facility, by the delivery of a Substitute Liquidity Facility and the return by the Trustee of the Liquidity Facility, subject to the requirements of Section 9.2(B); provided, however, that the Liquidity Facility shall not be replaced if any Bonds are in a Flexible Mode except on the Flexible Date with respect to such Bonds.

      (B) The following conditions shall apply to the delivery of any Substitute Liquidity Facility pursuant to this Section 9.2:

            (i) The Substitute Liquidity Facility shall have a term of not less than 364 days.

            (ii) Prior to the substitution of any Liquidity Facility, the Borrower shall have delivered to the Authority and the Trustee:

                  (a) a statement identifying the Substitute Liquidity Facility
            Provider and a statement from each Rating Agency, stating the rating of the Bonds as a result of the proposed substitution; and

                  (b) an opinion of counsel for the Substitute Liquidity
            Facility Provider satisfactory to the Authority, the Trustee, the Remarketing Agent and the Credit Facility Provider that it constitutes a legal, valid and binding obligation of the Substitute Liquidity Facility Provider enforceable in accordance with its terms.

            (iii) Each Substitute Liquidity Facility must be similar with respect to the payment provisions affecting the Bondowners' rights to tender Bonds in all material respects to the previous Liquidity Facility, and be satisfactory to the Authority, the Borrower, the Trustee, the Credit Facility Provider and the Remarketing Agent. No Substitute Liquidity Facility may take effect unless all Purchased Bonds, if any, Outstanding under the existing Liquidity Facility are purchased by such Substitute Liquidity Facility Provider.

            (iv) If at any time the Credit Facility and the Liquidity Facility are provided by the same facility, the Substitute Credit Facility and the Substitute Liquidity Facility must be replaced simultaneously.

                                                                    Exhibit 4.27

                                    ARTICLE X
                                     GENERAL

      SECTION 10.1. INDENTURE. (A) Monies received from the sale of the Bonds and all loan payments made by the Borrower and all other monies received by the Authority or the Trustee under the Financing Documents shall be applied solely and exclusively in the manner and for the purposes expressed and specified in the Indenture and in the Bonds and as provided in this Agreement.

      (B) The Borrower shall have and may exercise all the rights, powers and authority given the Borrower in the Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority or otherwise adversely affects the Borrower without the prior written consent of the Borrower.

      SECTION 10.2. BENEFIT OF AND ENFORCEMENT BY CREDIT FACILITY PROVIDER AND BONDHOLDERS. The Authority and the Borrower agree that this Agreement is executed in part to induce the purchase by others of the Bonds and the issuance of the Credit Facility by the Credit Facility Provider, and for the further securing of the Bonds, and accordingly that all covenants and agreements on the part of the Authority and the Borrower as to the amounts payable with respect to the Bonds hereunder are hereby declared to be for the benefit of the holders from time to time of the Bonds and the Credit Facility Provider and may be enforced as provided in the Indenture on behalf of the Bondholders and the Credit Facility Provider by the Trustee.

      SECTION 10.3. FORCE MAJEURE. In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice, other than the obligation of the Borrower to make the payments required under the terms hereof or of the Note, so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such parties shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, means acts of God, strikes, lockouts or other industrial disturbances, acts of the public enemy, orders of any kind of the Government of the United States, of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, volcanoes, fires, hurricanes, tornadoes, storms, floods, washouts, droughts, arrests, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability. It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled and could have been settled by acceding to the demands of the opposing person or persons.

                                                                    Exhibit 4.27

      SECTION 10.4. AMENDMENTS. This Agreement may be amended only with the concurring written consent of the Trustee and, if required by the Indenture, of the Credit Facility Provider or the owners of the Bonds given in accordance with the provisions of the Indenture.

      SECTION 10.5. NOTICES. All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows: if to the Authority, at 999 West Street, Rocky Hill, Connecticut 06067,
Attention: Program Manager - Loan Administration; if to the Borrower, 93 Main Street, Clinton, Connecticut 06413 Attention: Vice President-Chief Financial Officer and Treasurer; if to the Paying Agent, Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103, Attention: Corporate Trust Department; if to the Trustee, Goodwin Square, 225 Asylum Street, Hartford, Connecticut 06103,
Attention: Corporate Trust Administration; and if to the Bank, One Citizens Plaza, Providence, Rhode Island 02903, Attention: James Hagerty and to 209 Church Street, New Haven, Connecticut 06510, Attention: Anthony Castellon. A duplicate copy of each notice, certificate or other communication given hereunder by either the Authority or the Borrower to the other shall also be given to the Trustee and the Credit Facility Provider. In addition, copies of all amendments to this Agreement which are consented to by the Credit Facility Provider shall be sent to S&P at the address provided therefor in Section 13.1 of the Indenture. The Authority, the Borrower, the Paying Agent, the Trustee and the Credit Facility Provider may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

      SECTION 10.6. PRIOR AGREEMENTS SUPERSEDED. This Agreement, together with all agreements executed by the parties concurrently herewith or in conjunction with the sale of the Bonds, shall completely and fully supersede all other prior understandings or agreements, both written and oral, between the Authority and the Borrower relating to the lending of money and the Project, including those contained in any commitment letter executed in anticipation of the issuance of the Bonds but excluding agreements entered into in connection with the financing of the Project with other bonds previously issued by the Authority.

      SECTION 10.7. EXECUTION OF COUNTERPARTS. This Agreement may be executed simultaneously in several counterparts each of which shall be an original and all of which shall constitute but one and the same instrument.

      SECTION 10.8. TIME. All references to times of day in this Agreement are references to New York City time.

      SECTION 10.9. SEPARABILITY OF INVALID PROVISIONS. In case any one or more of the provisions contained in this Agreement or in the Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein.

      SECTION 10.10. THIRD PARTY BENEFICIARIES. The Authority and the Borrower agree that the Trustee, the Paying Agent, the Liquidity Facility Provider and the Credit Facility Provider shall be third party beneficiaries of this Agreement to the extent that any of the provisions hereof

                                                                    Exhibit 4.27

relate to or provide rights to the Trustee, the Paying Agent, the Liquidity Facility Provider or the Credit Facility Provider.

      SECTION 10.11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without reference to its choice of law principles.

                                                                    Exhibit 4.27

      IN WITNESS WHEREOF, the Authority has caused this Agreement to be executed in its corporate name by a duly Authorized Representative, and the Borrower has caused this Agreement to be executed in its corporate name by its duly authorized officer all as of the date first above written.

                          CONNECTICUT DEVELOPMENT AUTHORITY

                          By
                             ____________________________________________
                          Name:  Francis T. Gagliardo
                          Title: Executive Vice President
                                 Public & Investment Finance

                          THE CONNECTICUT WATER COMPANY

                          By
                             ____________________________________________
                          Name:  David C. Benoit
                          Title: Vice President Finance and
                                 Chief Financial Officer

                                                                    Exhibit 4.27

                                   APPENDIX A

                          THE CONNECTICUT WATER COMPANY

                                     FORM OF
                                 PROMISSORY NOTE
                                  2004A SERIES

No. 1                                                                 $5,000,000

      The Connecticut Water Company, a corporation organized and existing under the laws of the State of Connecticut (the "Borrower"), for value received, hereby promises to pay to the order of the Connecticut Development Authority (the "Authority"), the principal sum of $5,000,000 together with interest on the unpaid principal balance thereof from the date hereof until fully and finally paid, on the applicable Interest Payment Dates together with all taxes levied or assessed on this Note or the debt evidenced hereby against the holder hereof. This Note shall bear interest at the rate of interest borne by the Bonds referred to below.

      This Note has been executed under and pursuant to a Loan Agreement, dated as of August 1, 2004, between the Authority and the Borrower (the "Agreement"). This Note is issued to evidence the obligation of the Borrower under the Agreement to repay the loan made by the Authority from the proceeds of its $5,000,000 Water Facilities Refunding Revenue Bonds (The Connecticut Water Company Project - 2004A Series) (the "Bonds"), together with interest thereon and all other amounts, fees, penalties, premiums, adjustments, expenses, reasonable counsel fees and other payments of any kind required to be paid by the Borrower under the Agreement. The Agreement includes provision for mandatory and optional prepayment of this Note as a whole or in part. Advances made pursuant to Section 6.2 of the Agreement shall bear interest at the rate specified in accordance therewith.

      The Agreement and this Note (hereinafter, together with the Tax Regulatory Agreement, collectively referred to as the "Financing Documents") have been assigned to U.S. Bank National Association (the "Trustee") acting pursuant to an Indenture of Trust, dated as of August 1, 2004 (the "Indenture"), between the Authority and the Trustee. Such assignment is made as security for the payment of the Bonds issued by the Authority pursuant to the Indenture.

      As provided in the Agreement and subject to the provisions thereof, payments hereon are to be made at the corporate trust office of U.S. Bank National Association in Hartford, Connecticut, or at the office designated for such payment by any successor trustee in an amount which, together with other moneys available therefor pursuant to the Indenture, will equal the amount payable as principal or Redemption Price, if any, of and interest on the Bonds outstanding under the Indenture on each such due date.

      The Borrower shall make payments on this Note on the dates and in the amounts specified herein and in the Agreement and in addition shall make such other payments as are

                                                                    Exhibit 4.27

required pursuant to the Financing Documents, the Indenture and the Bonds. Upon the occurrence of an Event of Default, as defined in any of the Financing Documents, the principal of and interest on this Note may be declared immediately due and payable as provided in the Agreement. Upon any such declaration the Borrower shall pay all cost, disbursements, expenses and reasonable counsel fees of the Authority and the Trustee in seeking to enforce their rights under any of the Financing Documents.

      THE BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER HEREOF MAY DESIRE TO USE. The Borrower further (1) waives diligence, demand, presentment for payment, notice of nonpayment, protest and notice of protest, notice of any renewals or extension of this Note, and all rights under any statute of limitations, (2) agrees that the time for payment of this Note may be changed and extended in accordance with the provisions of the Indenture, and (3) consents to the release of all or any part of the security for the payment thereof at the discretion of the Trustee or the release of any party liable for this obligation without affecting the liability of the other parties hereto. Any delay on the part of the Authority or the Trustee in exercising any right hereunder shall not operate as a waiver of any such right, and any waiver granted with respect to one default shall not operate as a waiver in the event of any subsequent default.

      IN WITNESS WHEREOF, The Connecticut Water Company has caused this Note to be executed in its corporate name by its duly authorized officer, dated September 2, 2004.

                                    THE CONNECTICUT WATER COMPANY

                                    By:
                                        ______________________________________
                                         Name:  David C. Benoit
                                         Authorized Representative

                                                                    Exhibit 4.27

                              AUTHORITY ENDORSEMENT

      Pay to the order of U.S. Bank National Association, as Trustee, without recourse.

                          CONNECTICUT DEVELOPMENT AUTHORITY

                          By
                             __________________________________
                             Name: Francis T. Gagliardo
                             Authorized Representative

                                                                    Exhibit 4.27

                                   APPENDIX B

               DESCRIPTION OF PROJECT REALTY AND PROJECT EQUIPMENT